As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BIOMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-2645573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17571 Von Karman Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

BIOMERICA, INC.
2024 STOCK INCENTIVE PLAN

(Full title of the plan)

Zackary Irani

Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, California 92614

(Name and address of agent for service)

(949) 645-2111

(Telephone number, including area code, of agent for service)

Copy to:

Michael A. Hedge

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92614

(949) 623-3519

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Biomerica, Inc., a Delaware corporation (the “Registrant” or “Company”), to register an additional 200,000 shares of the Registrant’s common stock, par value $0.08 per share (the “Common Stock”), issuable under the Registrant’s 2024 Stock Incentive Plan (the “Plan”), as a result of the stockholders of the Registrant approving an amendment to the Plan to increase the shares of the Common Stock available for issuance under the Plan on December 12, 2025 at the Registrant’s 2025 Annual Meeting of the Stockholders.

The additional shares are of the same class as other securities relating to the Plan for which this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-283991, filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on December 20, 2024 (the “Prior Registration Statement”). In accordance with Instruction E of Form S-8, the content of the Prior Registration Statement is incorporated herein by reference and made a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on August 1, 2000 (incorporated by reference to Exhibit 3.8 filed with the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000).
4.2	Amended and Restated Bylaws, as adopted on July 24, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed July 26, 2023).
4.3	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed April 16, 2025).
4.4	Specimen Stock Certificate of Common Stock of Registrant (incorporated by reference to Exhibit 4.1 filed with Registrant’s Registration Statement on Form SB-2, Commission No. 333-87231 filed on September 16, 1999).
5.1	Opinion of K&L Gates LLP.±
23.1	Consent of Independent Registered Public Accounting Firm (Haskell & White LLP).±
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).±
24.1	Power of Attorney (included on the signature page of this registration statement).±
99.1	Biomerica, Inc. 2024 Stock Incentive Plan (incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed with the Commission on September 30, 2024).
99.2	First Amendment to Biomerica, Inc. 2024 Stock Incentive Plan (incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement filed with the Commission on October 20, 2025).
107.1	Filling Fee Table.±

± Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 27, 2026.

BIOMERICA, INC.

By:	/s/ Zackary Irani
Zackary Irani
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Zackary Irani and Gary Lu and each of them, individually, as his or her attorneys-in-fact, with full power and authority, including full power of substitution, for the undersigned to sign, in any and all capacities, any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to do any and all acts and things for and in name of the undersigned which such attorneys-in-fact, or any of them, individually, may deem necessary or advisable to enable Biomerica, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, and does hereby ratify and confirm all that any of said attorneys-in-fact, or any of their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the respective capacities and on the dates indicated below.

Name	Title	Date

/s/ Zackary S. Irani	Chief Executive Officer and Director	February 27, 2026
Zackary S. Irani	(Principal Executive Officer)

/s/ Gary Lu, CPA	Chief Financial Officer	February 27, 2026
Gary Lu	(Principal Financial and Accounting Officer)

/s/ Allen Barbieri	Director, Vice Chairman and Secretary	February 27, 2026
Allen Barbieri

/s/ David Moatazedi	Director	February 27, 2026
David Moatazedi

/s/ Gary Huff	Director	February 27, 2026
Gary Huff

/s/ Eric Bing Chin, CPA	Director	February 27, 2026
Eric Bing Chin, CPA